UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

THE SINGING MACHINE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 596-1000

Copies to:

Gary Atkinson, Esq.

Chief Executive Officer

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

954-596-1000 (phone)

954-596-2000 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2014, the Company executed a three-year Credit Agreement (“Agreement”) for a senior secured financing facility with PNC Bank (“PNC”). The asset-based facility provides the Company with up to $15,000,000 in senior secured financing during the Company’s peak season and reduces to $7,500,000 from January 1 to July 31 each year. The Facility provides for borrowing against eligible accounts receivable and inventory, with sub limits on inventory up to $4,000,000 and for letters of credit up to $3,000,000.

Interest on the revolving credit facility is PNC Base Rate floating plus 2% or 1, 2 or 3 month fully absorbed PNC LIBOR rate plus 3.50% . The credit facility is secured with all assets of the Company as well as related-party debt subordination agreements totaling $2,500,000 from Starlight Marketing Development, Ltd. and a promissory note with Ram Light Management Ltd. in the amount of $1,100,000 which will accrue interest at a rate of 6% per annum.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
99.1	(Filed herewith). Revolving Credit and Security Agreement
99.2	(Filed herewith). Promissory Note with Starlight Marketing
99.3	(Filed herewith). Subordination Agreement with Ram Light Management Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: July 15, 2014	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer